Exhibit 99.1

First Internet Bancorp Announces Stock Repurchase Program

Fishers, Indiana, December 19, 2018 — First Internet Bancorp (“First Internet” or the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today that its Board of Directors approved on December 18, 2018 a new stock repurchase program with an aggregate purchase price of up to $10 million. The stock repurchase program is scheduled to expire on December 31, 2019.

David Becker, Chairman, President and Chief Executive Officer, commented, “We are initiating this stock repurchase program, which demonstrates our commitment to enhancing shareholder value while also maintaining strong capital levels. Importantly, the program reflects our confidence in the long-term outlook for First Internet.”

The stock repurchase program permits First Internet to acquire shares of its common stock from time to time in the open market or in privately negotiated transactions at prices management considers to be attractive and in the best interest of First Internet and its shareholders. The stock repurchase program does not obligate the Company to repurchase shares of its common stock, and there is no assurance that it will do so.

Any repurchases are subject to compliance with applicable laws and regulations. Repurchases will be conducted in consideration of general market and economic conditions as well as the financial and regulatory condition of the Company and the Bank. The stock repurchase program may be modified, suspended or discontinued at any time at the discretion of the Board.

About First Internet Bancorp

First Internet Bancorp is a bank holding company with assets of $3.2 billion as of September 30, 2018. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank now provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans and treasury management services in select geographies. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements with respect to the stock repurchase program and timing and methods of executing the same, financial condition, plans, objectives, and future performance of the Company. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Contact information:

Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Executive Vice President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com